EXHIBIT 99.2

BLACK CREEK INDUSTRIAL REIT IV INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma consolidated financial statements have been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma consolidated financial statements should be read in conjunction with Black Creek Industrial REIT IV Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2021, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 10, 2021 (the “Form 10-Q”).

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, combines the Company’s historical operations with the real estate properties described below, as if the acquisition of those properties had occurred as of January 1, 2020.

On July 14, 2021, the Company, through an indirect wholly-owned subsidiary, acquired a 100% fee interest in 48 industrial buildings totaling approximately 8.3 million square feet on approximately 480.7 acres (the “Key Logistics Portfolio”). The Key Logistics Portfolio is located in 13 geographic markets throughout the United States and is currently 96.4% occupied by 83 customers with a weighted-average lease term (based on square feet) of approximately 3.4 years. The total purchase price was $920.0 million, subject to customary prorations. The sellers of the Key Logistics Portfolio are not affiliated with the Company or its affiliates. The Company funded the acquisition using proceeds from the Company’s public offering and funds from its credit facility and term loans.

The unaudited pro forma consolidated financial statements have been prepared by the Company’s management based upon the Company’s historical financial statements, certain historical financial information of the acquired real estate properties, and certain purchase accounting entries of the acquired real estate properties. These pro forma statements may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma consolidated financial statements do not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

BLACK CREEK INDUSTRIAL REIT IV INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Company		Financing		Consolidated
(in thousands)	Historical (1)	Acquisitions (2)	Transactions		Pro Forma
ASSETS
Net investment in real estate properties	$2,419,589	$928,741	$—		$3,348,330
Investment in unconsolidated joint venture partnership(s)	45,246	—	—		45,246
Cash and cash equivalents	159,248	(809,873)	741,315	(3)	90,690
Restricted cash	1,595	—	—		1,595
Straight-line rent and tenant receivables, net	11,588	586	—		12,174
Due from affiliates	122	—	—		122
Deferred acquisition costs	101,909	(100,000)	—		1,909
DST Program Loans	24,561	—	—		24,561
Other assets	3,767	253	—		4,020
Total assets	$2,767,625	$19,707	$741,315		$3,528,647
LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Accounts payable and accrued expenses	$21,489	$3,392	$—		$24,881
Debt, net	866,643	—	577,250	(3)	1,443,893
Financing obligations, net	81,568	—	—		81,568
Due to affiliates	18,938	—	—		18,938
Distributions payable	8,931	—	—		8,931
Distribution fees payable to affiliates	62,078	—	—		62,078
Other liabilities	45,658	14,921	—		60,579
Total liabilities	1,105,305	18,313	577,250		1,700,868
Commitments and contingencies
Redeemable noncontrolling interest	13,586	—	—		13,586
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value - 200,000 shares authorized, none issued and outstanding	—	—	—		—
Class T common stock, $0.01 par value per share - 1,200,000 shares authorized, 164,487 and 130,565 shares issued and outstanding, respectively	1,645	—	121	(4)	1,766
Class W common stock, $0.01 par value per share - 75,000 shares authorized, 10,504 and 7,866 shares issued and outstanding, respectively	105	—	6	(4)	111
Class I common stock, $0.01 par value per share - 225,000 shares authorized, 20,248 and 3,040 shares issued and outstanding, respectively	202	—	30	(4)	232
Additional paid-in capital	1,848,608	—	163,908	(4)	2,012,516
Accumulated (deficit) gain	(195,434)	1,394	—		(194,040)
Accumulated other comprehensive loss	(6,579)	—	—		(6,579)
Total stockholders’ equity	1,648,547	1,394	164,065		1,814,006
Noncontrolling interests	187	—	—		187
Total equity	1,648,734	1,394	164,065		1,814,193
Total liabilities and equity	$2,767,625	$19,707	$741,315		$3,528,647

The accompanying notes are an integral part of this pro forma consolidated financial statement.

BLACK CREEK INDUSTRIAL REIT IV INC.

NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

(1)

Reflects the Company’s historical condensed consolidated balance sheet as of June 30, 2021. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021.

(2)

Subsequent to June 30, 2021, the Company acquired the Key Logistics Portfolio, comprised of 48 industrial buildings aggregating 8.3 million square feet on approximately 480.7 acres for a total purchase price of $920.0 million. The Company funded the acquisition using proceeds from the Company’s public offering and funds from its existing credit facility and term loans. The following table sets forth the preliminary purchase price allocation of the Key Logistics Portfolio:

				Intangibles
	Acquisition			Intangible	Above-Market	Below-Market
($ in thousands)	Date	Land	Building	Lease Assets	Lease Assets	Lease Liabilities
Key Logistics Portfolio	7/14/2021	$152,055	$726,520	$49,057	$1,109	$(11,097)
(3)

In conjunction with the Key Logistics Portfolio acquisition, the company borrowed $95.6 million under its corporate line of credit, $287.6 million under its $600.0 million term loan, and $194.1 million under its $209.3 million term loan. The corporate line of credit matures in November 2023, and may be extended pursuant to a one-year extension, subject to certain conditions, with a primary interest rate of 1.40%. The $600.0 million term loan matures in May 2026, with a primary interest rate of 1.45%, and the $209.3 million term loan matures in July 2025, with a primary interest rate of 1.63%.

(4)

For the period from July 1, 2021 through July 15, 2021, the Company sold approximately 15.7 million shares of its common stock through its public offering, which resulted in net proceeds of approximately $164.1 million. Distributions which may have been paid or payable subsequent to June 30, 2021 have not been reflected in the pro forma balance sheet.

BLACK CREEK INDUSTRIAL REIT IV INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

	Company			Pro Forma		Consolidated
(in thousands)	Historical (1)	Acquisitions		Adjustments		Pro Forma
Revenues:
Rental revenues	$53,046	$26,243	(2)	$1,592	(4)	$80,881
Total revenues	53,046	26,243		1,592		80,881
Operating expenses:
Rental expenses	12,825	6,818	(3)	—		19,643
Real estate-related depreciation and amortization	30,241	—		25,653	(5)	55,894
General and administrative expenses	4,370	—		—		4,370
Advisory fees	9,460	—		5,390	(6)	14,850
Performance participation allocation	16,022	—		—		16,022
Acquisition costs and reimbursements	2,125	—		—		2,125
Total operating expenses	75,043	6,818		31,043		112,904
Other (income) expenses:
Equity in income from unconsolidated joint venture partnerships	(1,165)	—		—		(1,165)
Interest expense	8,295	—		4,325	(7)	12,620
Other income	(129)	—		—		(129)
Net expenses	82,044	6,818		35,368		124,230
Net (loss) income	(28,998)	19,425		(33,776)		(43,349)
Net loss attributable to noncontrolling interests	225	—		—		225
Net income attributable to noncontrolling interests	(8)	—		—		(8)
Net (loss) income attributable to common stockholders	$(28,781)	$19,425		$(33,776)		$(43,132)
Weighted-average shares outstanding	163,355					170,278	(8)
Net loss per common share - basic and diluted	(0.18)					(0.25)

The accompanying notes are an integral part of this pro forma consolidated financial statement.

BLACK CREEK INDUSTRIAL REIT IV INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(Unaudited)

	Company			Pro Forma		Consolidated
(in thousands)	Historical (1)	Acquisitions		Adjustments		Pro Forma
Revenues:
Rental revenues	$79,396	$50,757	(2)	$3,184	(4)	$133,337
Total revenues	79,396	50,757		3,184		133,337
Operating expenses:
Rental expenses	19,550	12,502	(3)	—		32,052
Real estate-related depreciation and amortization	46,483	—		51,306	(5)	97,789
General and administrative expenses	3,970	—		—		3,970
Advisory fees	19,293	—		7,340	(6)	26,633
Performance participation allocation	3,166	—		—		3,166
Acquisition costs and reimbursements	3,003	—		—		3,003
Total operating expenses	95,465	12,502		58,646		166,613
Other expenses:
Equity in loss from unconsolidated joint venture partnerships	1,790	—		—		1,790
Interest expense and other	12,316	—		8,650	(7)	20,966
Net expenses	109,571	12,502		67,296		189,369
Net (loss) income	(30,175)	38,255		(64,112)		(56,032)
Net loss attributable to noncontrolling interests	83	—		—		83
Net income attributable to noncontrolling interests	(5)	—		—		(5)
Net (loss) income attributable to common stockholders	$(30,097)	$38,255		$(64,112)		$(55,954)
Weighted-average shares outstanding	113,145					170,278	(8)
Net loss per common share - basic and diluted	(0.27)					(0.33)

The accompanying notes are an integral part of this pro forma consolidated financial statement.

BLACK CREEK INDUSTRIAL REIT IV INC.

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

AND FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited)

(1)

Reflects the Company’s historical consolidated statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020. Refer to the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021 and the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2021.

(2)

Amounts represent the incremental impact of rental revenue of the real estate properties acquired by the Company based on the historical operations of those properties for the periods prior to acquisition. The incremental rental revenue is determined based on the respective property’s historical rental revenue and the purchase accounting entries and includes the incremental base rent adjustments calculated based on the terms of the acquired lease and presented on a straight-line basis. The incremental straight-line rent adjustment resulted in an increase to rental revenue of approximately $0.8 million for the six months ended June 30, 2021 and $1.8 million for the year ended December 31, 2020.

(3)

The table below sets forth the incremental impact of rental expense of the real estate properties acquired by the Company based on the historical operations of those properties for the periods prior to acquisition. The incremental rental expense adjustment is determined based on the respective property’s historical operating expenses, insurance expense, and property management fees.

	For the Six Months Ended June 30, 2021		For the Year Ended December 31, 2020
	Incremental	Incremental	Incremental	Incremental
(in thousands)	Rental Expense	Real Estate Taxes	Rental Expense	Real Estate Taxes
Key Logistics Portfolio	$2,531	$4,287	$4,192	$8,310

(4)

Amount represents the incremental impact of rental revenue of the properties acquired by the Company, which includes the adjustments to reflect rents at market, as determined in purchase accounting, that consists of below-market lease assets and liabilities, which are amortized over the remaining lease term.

(5)

Amount represents the incremental depreciation and amortization expense of the real estate properties acquired by the Company. Pursuant to the purchase price allocations, the amounts allocated to buildings are depreciated on a straight-line basis over a period of 40 years, commencing when the building is complete and ready for its intended use, and the amounts allocated to intangible in-place lease assets are amortized on a straight-line basis over the lease term.

(6)

Amount represents the fixed component of the advisory fee that is payable monthly to the Company’s advisor for the year ended December 31, 2020 and for the six months ended June 30, 2021, for asset management services provided to the Company. The fixed component of the advisory fee consists of a monthly fee of one-twelfth of 1.25% of the aggregate NAV and the consideration received by the Company or its affiliates for selling interests in properties that are part of the Company’s Delaware statutory trust exchange program to third party investors. Prior to February 16, 2021, the fixed component of the advisory fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost of real property assets located in the U.S. within the Company’s portfolio. Amount was calculated as though the real estate properties acquired by the Company had been managed by the Company’s advisor since January 1, 2020.

(7)

Amount represents the incremental interest expense related to the borrowings under the Company’s corporate line of credit and term loans incurred in conjunction with the respective real estate property acquisitions. The incremental interest expense is calculated based on the actual terms of the respective financing agreement as if these financings were outstanding as of January 1, 2020.

	Weighted-Average	Amount		For the Six Months	For the Year Ended
(in thousands)	Interest Rate	Financed		Ended June 30, 2021	December 31, 2020
Key Logistics Portfolio	1.50%	$577,250	(a)	$4,325	$8,650

(a)

Amount was borrowed under the Company’s corporate line of credit, its $600.0 million term loan, and its $209.3 million term loan. The incremental interest expense was calculated using the interest rate in effect as of July 31, 2021.

(8)

The pro forma weighted-average shares of common stock outstanding for the six months ended June 30, 2021 and for the year ended December 31, 2020 were calculated to reflect all shares sold through July 15, 2021 as if they had been issued on January 1, 2020.